Exhibit 99.1

FOR IMMEDIATE RELEASE

VEREIT® Enters Into Agreements to Settle Pending Litigations

Phoenix, AZ, September 9, 2019 — VEREIT, Inc. (NYSE: VER) announced today that VEREIT, Inc. and VEREIT Operating Partnership, L.P. (the “Operating Partnership” and, together with VEREIT, Inc., “VEREIT” or the “Company”) entered into agreements to settle certain outstanding litigation, including the pending class action litigation, In re American Realty Capital Properties, Inc. Litigation, No. 1:15-mc-00040 (AKH) (the “Class Action”) and the remaining opt out actions, Jet Capital Master Fund, L.P., et al. v. American Realty Capital Properties, Inc., et al., No. 1:15-cv-00307 -AKH and Lakewood Capital Partners, LP v. American Realty Capital Properties, Inc., et al., Index. No. 653676/2019, (together, the “Opt Out Actions”) at a cost to the Company of approximately $765.5 million, comprised of a contribution of $738.5 million toward the Class Action settlement and $27.0 million toward the Opt Out Action settlements.

The Class Action Settlement

On September 8, 2019, the Company signed a Memorandum of Understanding (“MOU”) providing for the settlement of the Class Action (the “Class Action MOU”). The Class Action settlement will resolve the claims by class plaintiffs relating to the disclosures made by the Company in October 2014 and March 2015 regarding its financial statements, which included the Company’s March 2015 restatement of certain of its previously issued financial statements. Pursuant to the terms of the Class Action MOU, certain defendants have agreed to pay in the aggregate $1.025 billion, comprised of contributions from the Company’s former external manager and its principals (together the “Former Manager”) totaling $225.0 million, $12.5 million from the Company’s former chief financial officer (the “Former CFO”), $49.0 million from the Company’s former auditor, and the balance of $738.5 million from the Company. The contributions from the Company’s Former Manager and Former CFO can be satisfied by a combination of (i) cash, (ii) limited partner units of the Operating Partnership (“OP Units”) held by the Former Manager and the Former CFO, and (iii) amounts due related to the dividends on such OP Units previously withheld from distribution. The contributions from the Company’s Former Manager are inclusive of the value of substantially all of the OP Units and dividends surrendered to the Company in July 2019 as a result of a settlement by the Former Manager and certain of its principals with the Securities and Exchange Commission (the “SEC”), totaling approximately $32.0 million, which was recorded in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2019. Pursuant to the Class Action MOU, the parties will negotiate in good faith to execute definitive stipulations of settlement and related documents to be filed with the court, which will not contain any admission of liability, wrongdoing or responsibility by any of the parties and will provide that upon final approval of the Class Action settlement, the Class Action will be dismissed with prejudice, with mutual releases by all parties. The Class Action settlement is subject to court approval and is conditioned on approval of the Derivative Action settlement.

The Derivative Action Settlement

At the same time, in conjunction with the Class Action settlement, the Company entered into an MOU (the “Derivative MOU”) providing for the settlement of the derivative action lawsuit currently pending in the Southern District of New York (the “SDNY”) captioned Witchko v. Schorsch, et al., No. 1:15-cv-06043-AKH (the “Derivative Action”). The Derivative Action settlement will resolve the allegations brought by the derivative plaintiffs and is also subject to completing definitive documentation to be filed with the court. The Derivative Action settlement is subject to court approval and is conditioned on approval of the Class Action settlement. Each of the non-VEREIT defendants that agreed to contribute to the settlement of the Class Action conditioned their contributions on complete releases from the Company of any claims the Company might have against those defendants (including any potential claims for contribution by VEREIT with respect to the claims asserted in the Class Action, along with complete releases of any claims asserted in the Derivative Action).

The Opt Out Action Settlements and Remaining Litigations

On September 6 and September 9, 2019, the Company also entered into settlement agreements and releases to settle the Opt Out Actions for a total of $27.0 million, which are not subject to court approval. Three additional derivative actions remain pending in courts other than the SDNY. The Company expects to seek dismissal of these actions based upon the settlement of the Derivative Action.

Management Commentary

Glenn J. Rufrano, Chief Executive Officer, stated, “VEREIT is pleased to enter into agreements that we expect will bring these litigations to a conclusion. The Company believes the settlements are in the Company’s best interest and that of its shareholders, as they eliminate the risk of adverse judgments at trial, put an end to timing uncertainties, and remove the burdens and costs of these litigations.”

Additional Information

The Company has been cooperating with the SEC staff’s investigation related to the matters at issue in the Class Action since its inception and continues to have discussions with the staff regarding a resolution of potential charges the SEC may bring against the Company. In addition, the Company has advised the SEC that the Company plans to seek recovery of approximately $34.0 million paid by the Company’s Former Manager and the Former CFO in connection with the previously announced settlement between them and the SEC, SEC v. AR Capital, LLC et al., No. 1:19-cv-06603-AT, for disgorgement and penalties. Any monies disbursed to the Company will be maintained by the Company and will not be paid as part of the settlements described above. There can be no assurance as to whether any of these funds will be disbursed to the Company, and the timing and substance of the ultimate resolution of these discussions is unknown.

There can be no assurance as to the timing of the court’s approval of the Class Action and Derivative settlements, whether such approvals will be obtained, or how these settlements may affect any potential future resolution of the remaining derivative lawsuits, the SEC matter, or the timing of any such resolution. The Company will be required to fund its contribution to the Class Action settlement, along with the cash value of any OP Units and dividends surrendered by the Former Manager and the Former CFO in order to satisfy their contributions to the Class Action settlement, ten days after the court grants preliminary approval of both the Class Action and Derivative settlements.

Audio Webcast Details

VEREIT will host a live audio webcast beginning at 5:00 p.m. ET today, Monday, September 9, 2019, to discuss the settlements. Access the audio webcast at http://ir.vereit.com/. Participants should log in 10-15 minutes early.

About the Company

VEREIT is a full-service real estate operating company which owns and manages one of the largest portfolios of single-tenant commercial properties in the U.S. The Company has total real estate investments of $15.0 billion including approximately 4,000 properties and 90.6 million square feet. VEREIT’s business model provides equity capital to creditworthy corporations in return for long-term leases on their properties. VEREIT is a publicly traded Maryland corporation listed on the New York Stock Exchange. VEREIT uses, and intends to continue to use, its Investor Relations website, which can be found at www.VEREIT.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulations FD. Additional information about VEREIT can be found through social media platforms such as Twitter and LinkedIn.

Media Contact

Parke Chapman

Rubenstein Associates

212.843.8489 | PChapman@Rubenstein.com

Investor Contact

Bonni Rosen, Senior Vice President, Investor Relations

VEREIT

877.405.2653 | BRosen@VEREIT.com

Forward-Looking Statements

Information set forth herein contains “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), which reflect the Company’s expectations regarding future events and plans, the negotiation of definitive documentation regarding, and approval of, the Class Action and Derivative Settlements, the termination of the remaining derivative actions, the expectation that the settlements will bring the litigations to a conclusion, the uncertainty regarding receipt of any funds paid by the Former Manager and the Former CFO in connection with the SEC settlement, and circumstances surrounding the future funding of settlement payments. Generally, the words “expects,” “anticipates,” “assumes,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions identify forward-looking statements. The forward-looking statements involve a number of assumptions, risks, uncertainties and other factors which are difficult to predict, may be beyond the Company’s control and that could cause actual results to differ materially from those contained in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: risks associated with obtaining court approval of the Class Action and Derivative settlements, pending government investigations and remaining litigations related to the Company’s previously disclosed audit committee investigation; risks associated with the funding of the settlements, and the other factors contained in the Company’s filings with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission’s website at www.sec.gov. The Company disclaims any obligation to publicly update or revise any forward-looking statements contained in this press release whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.